PATENT LICENSE AGREEMENT

MEMORANDUM OF UNDERSTANDING

Edward R. Starrs

MyECheck Inc.

This memorandum sets forth the agreed upon terms in reference to patent number 7,389,913 (entitled “Method and Apparatus for Online Check Processing”), issued to Edward R. Starrs (“Starrs”) on June 24, 2008, and licensed to MyECheck Inc. (“Company”).

LICENSEES:	Company is sole licensee.

SUBLICENSES:	Company is authorized to issue sublicenses.

LENGTH:
The license term is three (3) years. It will be automatically renewable at the end of such term if Company has achieved certain financial benchmarks; such financial benchmarks will be later determined by negotiation.

ROYALTIES:
No royalties are due until the first anniversary of the effective date of the license agreement. Following such first anniversary, the amount of royalties to be paid to Starrs will be based upon Company’s performance and later determined by negotiation.

The provisions of this memorandum create legally binding obligations between Starrs and Company, provided however that the parties shall negotiate in good faith to prepare and execute definitive agreements embodying the foregoing agreements.

The undersigned agree to be bound by and accept the terms and conditions contained in this memorandum.

EDWARD R. STARRS ________________________________	MYECHECK INC. _______________________________ By:_____________________________ Its: _____________________________